AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            FOCUS ENHANCEMENTS, INC.,

                             FOCUS ACQUISITION CORP.

                                       AND

                                   TVIEW, INC.



                         Dated as of September 30, 1996


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                                TABLE OF CONTENTS



Section                                                                     Page

1.       The Plan of Merger....................................................1
         1.01     Execution of Certificate of Merger...........................1
         1.02     Existence of TView...........................................1
         1.03     Certificate of Incorporation; By-Laws........................1
         1.04     Directors and Officers.......................................2
         1.05     Surrender and Cancellation of TView Capital Stock............2
         1.06     Common Stock of Surviving Corporation........................2
         1.08     Issuance of FOCUS Common Stock to Stockholders...............3
         1.09     Stockholders' Representative.................................3
         1.10     Closing......................................................4
         1.11     Registration of FOCUS Common Stock...........................4
         1.12     Lock-Up Agreement for Public Offering........................6

2.       Representations of the Stockholders Regarding the Shares..............6

3.       Representations of TView..............................................7
         3.01     Organization.................................................7
         3.02     Capitalization of TView......................................8
         3.03     Subsidiaries.................................................8
         3.04     Authorization................................................8
         3.05     Financial Statements.........................................9
         3.06     Absence of Undisclosed Liabilities...........................9
         3.07     Litigation..................................................10
         3.08     Insurance...................................................10
         3.09     Intangible Property.........................................10
         3.10     Leases; Real Estate.........................................11
         3.11     Title to Assets.............................................13
         3.12     Inventory...................................................13
         3.13     Accounts Receivable.........................................13
         3.14     Tax Matters.................................................13
         3.15     Books and Records...........................................14
         3.16     Contracts and Commitments...................................14
         3.17     Compliance with Agreements and Laws.........................16
         3.18     Employee Relations..........................................17
         3.19     Employee Benefit Plans......................................17
         3.20     Absence of Certain Changes or Events........................18
         3.21     Customers...................................................19
         3.22     Suppliers...................................................19
         3.23     Product Warranties and Returns..............................20

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         3.24     Prepayments and Deposits....................................20
         3.25     Indebtedness to and from Officers,
                  Directors and Stockholders..................................20
         3.26     Banking Facilities..........................................20
         3.27     Powers of Attorney and Suretyships..........................20
         3.28     Conflicts of Interest.......................................20
         3.29     Regulatory Approvals........................................21
         3.30     Disclosure..................................................21

4.       Representations of FOCUS and FAC.....................................22
         4.01     Organization and Authority..................................22
         4.02     Capitalization..............................................22
         4.03     Authorization...............................................22
         4.04     Regulatory Approvals........................................23
         4.05     Financial Statements........................................23
         4.06     Absence of Undisclosed Liabilities..........................23
         4.07     Litigation..................................................23
         4.08     Tax Matters.................................................24
         4.09     Compliance with Agreements and Laws.........................24
         4.10     Absence of Certain Changes or Events........................24
         4.11     Disclosure..................................................25

5.       Access to Information; Public Announcements..........................25
         5.01     Access to Management, Properties and Records................25
         5.02     Confidentiality.............................................26
         5.03     Public Announcements........................................26

6.       Pre-Closing Covenants of the Stockholders and TView..................26
         6.01     Conduct of Business.........................................26
         6.02     Absence of Material Changes.................................27
         6.03     Delivery of Interim Financial Statements....................28
         6.04     Communications with Customers and Suppliers.................28
         6.05     Compliance with Laws........................................28
         6.06     Continued Truth of Representations and Warranties...........28
         6.07     Continuing Obligation to Inform.............................29
         6.08     Exclusive Dealing...........................................29
         6.09     Reports, Taxes..............................................29
         6.10     Agreement to Vote for Merger................................30

7.       Conditions to Obligations of FOCUS and FAC...........................30
         7.01 Continued Truth of Representations and Warranties of the Stockholders and TView; Compliance with Covenants and
                  Obligations.................................................30
         7.02     Performance by the Stockholders and TView...................30
         7.03     Corporate Proceedings.......................................30
         7.04     Governmental Approvals......................................30
         7.05     Consent of Third Parties....................................30

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         7.06     Adverse Proceedings.........................................30
         7.07     Opinions of Counsel.........................................31
         7.08     Update......................................................31
         7.09     Employment Contracts........................................31
         7.10     Non-Competition Agreements..................................31
         7.11     Certificate of Merger.......................................32
         7.12     Escrow Agreement............................................32
         7.13     Resignations................................................32
         7.14     Indebtedness................................................32
         7.15     Employees of TView..........................................32
         7.16     Closing Deliveries..........................................32
         7.17     Purchasers' Representative..................................33

8.       Conditions to Obligations of TView and the Stockholders..............33
         8.01     Continued Truth of Representations and Warranties of
                  FOCUS and FAC; Compliance with Covenants and Obligations....33
         8.02     Corporate/Stockholder Proceedings...........................33
         8.03     Governmental Approvals......................................33
         8.04     Consents of Third Parties...................................33
         8.05     Adverse Proceedings.........................................33
         8.06     Opinion of Counsel..........................................34
         8.07     Employment Agreements.......................................34
         8.08     Escrow Agreement............................................34
         8.09     Certificate of Merger.......................................34
         8.10     Closing Deliveries..........................................34

9.       Indemnification......................................................34
         9.01     By FOCUS....................................................34
         9.02     By the Stockholders and TView...............................35
         9.03     Claims for Indemnification..................................36
         9.04     Defense by the Indemnifying Party...........................37
         9.05     Payment of Indemnification Obligation.......................37
         9.06     Survival of Representations; Claims for Indemnification.....38
         9.07     Escrow......................................................38

10.      Dispute Resolution...................................................39
         10.01    General.....................................................39
         10.02    Consent of the Parties......................................39
         10.03             Arbitration........................................39

11.      Termination of Agreement.............................................40
         11.01    Termination by Lapse of Time................................40
         11.02    Termination by Agreement of the Parties.....................40
         11.03    Termination by Reason of Breach.............................40


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12.      Brokers..............................................................40
         12.01    For the Stockholders and TView..............................40
         12.02    For FOCUS...................................................40

13.      Notices..............................................................41

14.      Successors and Assigns...............................................42

15.      Entire Agreement; Amendments; Attachments............................42

16.      Severability.........................................................42

17.      Investigation of the Parties.........................................42

18.      Expenses.............................................................43

19.      Governing Law........................................................43

20.      Section Headings.....................................................43

21.      Counterparts.........................................................43

Exhibits

         Exhibit A:        Certificate of Merger
         Exhibit B:        TView Disclosure Schedule
         Exhibit C:        FOCUS Disclosure Schedule
         Exhibit D:        Form of Opinion of Counsel to TView
         Exhibit E:        Form of Employment Contracts
         Exhibit F:        Form of Non-Competition Agreements
         Exhibit G:        Form of Escrow Agreement
         Exhibit H:        Form of Opinion of Counsel to FOCUS AND FAC

Schedules

         Schedule 1.08: Performance Criteria of TView NTSC/Scan Conversion Video Scaling ASIC Chip
         Schedule I:                List of TView Capital Stock and Stockholders



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                          PLAN AND AGREEMENT OF MERGER


         This Plan and Agreement of Merger (the "Agreement") is made effective as of the 30th day of September, 1996 by and among FOCUS Enhancements, Inc., a Delaware corporation with its principal place of business at 142 North Road, Sudbury, Massachusetts 01776 ("FOCUS"), FOCUS Acquisition Corp., a Delaware corporation with its principal place of business at 142 North Road, Sudbury, Massachusetts 01776 ("FAC"), TView, Inc., a Delaware corporation with its principal place of business at 7853 S.W. Cirrus Drive, Beaverton, Oregon 97008 ("TView"), and the stockholders of TView who are listed on the signature pages hereof (individually, a "Stockholder" and, collectively, the "Stockholders").

                              Preliminary Statement

         WHEREAS, the Boards of Directors of FOCUS, FAC and TView deem it advisable and in the best interest of FOCUS, FAC and TView and their respective stockholders that FAC merge with and into TView (the "Merger") pursuant to this Agreement and the Certificate of Merger (the "Certificate of Merger") between TView and FAC in substantially the form attached hereto as Exhibit A; and

         WHEREAS, the parties hereto intend that this Agreement qualify as a tax free reorganization under the provisions of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1.       The Plan of Merger

                  1.01 Execution of Certificate of Merger. Prior to the Closing Date (as hereinafter defined), TView and FAC will execute the Certificate of Merger and cause the Certificate of Merger to be delivered to the Secretary of State of the State of Delaware in accordance with applicable provisions of the General Corporation Law of the State of Delaware. TView and FAC will also execute and deliver such other documents or certificates as may be required to effect the Merger. The date on which the filings with the Delaware Secretary of State shall have been completed pursuant to this Section 1.01 is hereinafter referred to as the "Effective Date."

                  1.02 Existence of TView. On the Effective Date, the separate existence of FAC shall cease, and FAC shall be merged with and into TView, which shall be the surviving entity of the Merger (the "Surviving Corporation"). On the Effective Date, all of the rights, privileges, powers, franchises, properties and assets of FAC shall be vested in the Surviving Corporation.

                  1.03 Certificate of Incorporation; By-Laws. The Certificate of Incorporation and By-Laws of TView, as in effect immediately prior to the Effective Date, shall be the Certificate of


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Incorporation and By-Laws of the Surviving  Corporation until thereafter amended as provided by law.

                  1.04 Directors and Officers. Subject to the receipt of the director and officer resignations contemplated by Section 7.13 of this Agreement, on the Effective Date the respective terms of such resigning directors and officers of TView shall terminate and those persons who are serving, immediately prior to the Effective Date, as directors and officers of TView and who have not so resigned, together with those persons who are serving, immediately prior to the Effective Date, as directors and officers of FAC, shall each assume the same positions with the Surviving Corporation.

                  1.05     Surrender and Cancellation of TView Capital Stock.

                           (a) Conversion  of  TView  Capital  Stock.    On  the
Effective Date, (i) each share of Common Stock, $.01 par value per share, of TView ("TView Common Stock") issued and outstanding immediately prior to the Effective Date shall be converted into the right of receive .139284 shares of Common Stock, $.01 par value per share, of FOCUS ("FOCUS Common Stock"); and
(ii) each share of Series A Preferred Stock, $.01 par value per share, of TView ("TView Series A Stock") issued and outstanding immediately prior to the Effective Date shall be converted into the right of receive .283691 shares of FOCUS Common Stock. For purposes of this Agreement, the TView Common Stock and the TView Series A Stock shall be referred to collectively as the "TView Capital Stock."

                           (b)  Surrender. At and after the Effective Date, each
share of TView Capital Stock issued and outstanding immediately prior to the Effective Date shall be converted into the right to receive the FOCUS Common Stock described in Section 1.05(a) hereof, and each holder thereof shall cease to have any rights in respect of such shares and their rights shall be solely to receive, contemporaneously with the surrender of the certificate or certificates representing such share or shares, the FOCUS Common Stock described in Section 1.05(a) above. Without limiting the foregoing, each holder of the TView Series A Stock, by the execution of this Agreement, hereby acknowledges that the receipt of the FOCUS Common Stock, set forth in the foregoing Subsection 1.05(a), in consideration for the surrender of their respective shares of TView Series A Stock shall be in full satisfaction of, and shall constitute an express waiver of, any rights, claims, preferences, dividends or privileges which such stockholders may have had otherwise held under TView's certificate of incorporation.

                           (c) Fractional Shares.  No fractional shares of FOCUS
Common Stock will be issued in connection with the Merger, but in lieu thereof, each holder of TView Capital Stock who would otherwise be entitled to receive a fraction of a share of FOCUS Common Stock will receive from FOCUS, promptly after the Effective Date, an amount of cash equal to $2.729 multiplied by the fraction of a share of FOCUS Common Stock to which such holder would otherwise be entitled.

                  1.06     Common  Stock  of  Surviving  Corporation.    On  the
Effective Date, each share of common stock of FAC issued and outstanding immediately prior to the Effective Date shall

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continue  unchanged and shall  continue to evidence one share of common stock of the Surviving Corporation.

                  1.07     [intentionally omitted]

                  1.08 Issuance of FOCUS Common Stock to Stockholders. At the Closing, FOCUS shall deliver the FOCUS Common Stock to the Escrow Agent (as hereinafter defined) to be held in escrow until the TView NTSC/Scan Conversion Video Scaling ASIC chip meets the performance criteria set forth on the attached
Schedule 1.08 and as otherwise provided in Section 9.07 hereof (the "Escrow"). To the extent that FOCUS Common Stock remains in Escrow on the Escrow Release Date (as hereinafter defined), such FOCUS Common Stock shall be delivered to the Stockholders' Representative for distribution to the Stockholders in accordance with the provisions of Section 9.07.

                  1.09     Stockholders' Representative.

                           (a) In  order  to   efficiently  administer  (i)  the
distribution of the FOCUS Common Stock, (ii) the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, and (iii) the defense and/or settlement of any claims for which the Stockholders may be required to indemnify FOCUS or the Surviving Corporation pursuant to Article 8 hereof, each of the Stockholders hereby irrevocably constitutes and appoints, effective as of the Effective Date, Gerard H. Langeler (the "Stockholders' Representative"), as its true and lawful agent and attorney-in-fact in respect of the transactions contemplated by this Agreement and the Escrow Agreement.

                           (b) By their  approval  of  the  Merger   and   their
appointment of Gerard H. Langeler as the Stockholders' Representative, the Stockholders agree that:

                                    (i) FOCUS or the Surviving Corporation shall
be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to the settlement of any indemnification claim by FOCUS or the Surviving Corporation pursuant to Article 8 hereof or any other actions required to be taken by the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against FOCUS or the Surviving Corporation for any action taken by FOCUS or the Surviving Corporation in reliance upon the instructions or decisions of the Stockholders' Representative;

                                    (ii) all actions, decisions and instructions
of the Stockholders' Representative shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Stockholders' Representative;

                                    (iii) the provisions of this Subsection 1.09
are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any

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rights or remedies that any  Stockholder  may have in connection with the Merger and the other transactions contemplated by this Agreement;

                                   (iv) remedies available at law for any breach
of the provisions of this Subsection 1.09 are inadequate; therefore, FOCUS and the Surviving Corporation shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if FOCUS or the Surviving Corporation brings an action to enforce the provisions of this Subsection 1.09; and

                                    (v) the provisions of this  Subsection  1.09
shall be binding upon the executors, heirs, legal representatives and successors of each Stockholder, and any references in this Agreement to a Stockholder or the Stockholders shall mean and include the successors to the Stockholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

                  1.10 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109 at 10:00 a.m., Boston Time, on September 30, 1996 or at such other place, time or date as may be mutually agreed upon in writing by TView and FOCUS (the "Closing Date"). The surrender of the TView Capital Stock by the Stockholders to FOCUS for cancellation in connection with the Merger shall be deemed to occur at 9:00 a.m., Boston Time, on the Closing Date.

                  1.11     Registration of FOCUS Common Stock.

                           (a)  Unless  otherwise  requested  in  writing by the
holders of not less than 85% of the FOCUS Common Stock, FOCUS will within ninety
(90) days of the Escrow Release Date file a registration statement on Form S-3 or equivalent form with respect to all the FOCUS Common Stock pursuant to the Securities Act of 1933, as amended, (the "Act") so that the FOCUS Common Stock may be publicly sold under the Act as promptly as practicable thereafter and FOCUS will use its best efforts to cause such registration to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop order), provided that the Stockholders shall furnish FOCUS with appropriate information in connection therewith as FOCUS may reasonably request in writing. All costs and expenses of the registration statement shall be borne by FOCUS, except that the Stockholders shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the securities sold by them. FOCUS shall supply prospectuses, and such other documents as the Stockholders may request in order to facilitate the public sale or other disposition of the FOCUS Common Stock and use its best efforts to register and qualify any of the FOCUS Common Stock for sale in such states as such Stockholders designate.

                           (b) In the event a registration statement relating to
the FOCUS Common Stock is filed under the Act, amended or supplemented, FOCUS will indemnify and hold harmless each holder of the securities covered by such registration statement, amendment or supplement (such holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning

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of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement or any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to the state therein of a material fact required to be stated therein or necessary to make the statements therein
not  misleading.   FOCUS  shall  reimburse  the  Distributing   Holder  or  such
controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that FOCUS will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or
alleged  untrue   statement  or  omission  or  alleged  omission  made  in  said registration statement, said preliminary prospectus, said financial prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder for use in the preparation thereof.

                           (c) The  Distributing  Holder will indemnify and hold
harmless FOCUS, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls FOCUS (within the meaning of the Act) against any losses, claims, damages or liabilities, joint or several, to which FOCUS or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon (i) any untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof or (ii) the Distributing Holder's failure to deliver a prospectus as required under applicable federal or state securities laws. The Distributing
Holders shall reimburse FOCUS or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

                           (d) Promptly after receipt by an indemnified party
under this Section 1.11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise then under this Section 1.11.

                           (e) In case any such  action is brought  against  any
indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled

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to  participate  in and, to the extent that it may wish,  jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 1.11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                           (f) The obligations of the Company under this Section
1.11 to register the FOCUS Common Stock shall expire and terminate on the earlier of (i) October 22, 1998 or (ii) at such time as the Stockholder shall be entitled to sell such securities without restriction and without a need for the filing of a registration statement under the Act, including, without limitation, for any resales of "Restricted Securities" made pursuant to Rule 144 as promulgated by the SEC, or a sale made pursuant to Sections 4(1) and/or 4(2) under the Act.

                  1.12 Lock-Up Agreement for Public Offering. If prior to the registration of the FOCUS Common Stock pursuant to Section 1.11 hereof, FOCUS undertakes a public offering of its equity securities, the Stockholder agrees not to sell, pledge, transfer or otherwise dispose of, or grant any option or purchase right with respect to, any shares of capital stock then owned by him and not otherwise offered in the public offering, or engage in any short sale, hedging transaction or other derivative security transaction involving the FOCUS Common Stock, or other shares of Common Stock of FOCUS held by him, for such period of time commencing 30 days prior to the proposed effective date of such public offering until such period of time following the offering as FOCUS and the managing underwriter of such public offering deem necessary in order to ensure a stable and orderly trading market; provided, however, that such period shall not exceed any lockup period which may be imposed on an affiliate (as such term is defined in the Act and the rules and regulations promulgated thereunder) (each, an "Affiliate") of Focus, and, provided, further, that in no circumstances shall such lockup apply to a Shareholder who holds less than 1% of the outstanding shares of Common Stock of FOCUS.

         2.       Representations of the Stockholders Regarding the Shares

                  Each Stockholder severally represents and warrants to FAC and FOCUS, if the Closing does not occur, and to the Surviving Corporation and FOCUS, if the Closing occurs, as follows:

                  (a) Such Stockholder has good and marketable title to the shares of TView Capital Stock (the "Shares") owned by such Stockholder as listed on Schedule I attached hereto. Except as set forth on Schedule I attached hereto, such Shares on the Closing Date will be free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

                  (b) Such Stockholder has the full right, power and authority to enter into this Agreement and to transfer and convey to FAC for cancellation in connection with the Merger the Shares to be surrendered and conveyed by such Stockholder hereunder and, upon the surrendering

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thereof for  cancellation in connection with the Merger as contemplated  hereby,
FAC will acquire from such Stockholder good and marketable title to such Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

                  (c) As of the Closing Date, such Stockholder shall not be a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by such Stockholder or the transfer, conveyance and surrender of the Shares to be surrendered by such Stockholder to FAC pursuant to the terms hereof.

                  (d) No broker or finder has acted for such Stockholder in connection with this agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of such Stockholder.

                  (e) Each Stockholder represents, severally and not jointly, to FOCUS and FAC that such Stockholder understands that the FOCUS Common Stock being acquired by him has not been registered under the Act or any state securities laws and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering. Each Stockholder represents that he has had a full opportunity to request from FOCUS and to review and has received all information which he deems relevant in making a decision to acquire the FOCUS Common Stock. Each Stockholder represents that he either (i) is an "accredited investor" as defined in Regulation D promulgated pursuant to the Act or (ii) alone or with the Stockholders' Representative has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the FOCUS Common Stock.

         3.       Representations of TView

                  Except as otherwise set forth in the "TView Disclosure Schedule" delivered to FAC and FOCUS as of the date hereof and attached hereto as Exhibit B (the "TView Disclosure Schedule"), TView represents and warrants to FAC and FOCUS, if the Closing does not occur, and to the Surviving Corporation and FOCUS, if the Closing occurs, as set forth below. Facts and circumstances disclosed in the TView Disclosure Schedule by TView to FOCUS and FAC shall constitute exceptions to the specific representations and warranties set forth below and shall also constitute general disclosures by TView under this Agreement.

                  3.01 Organization. TView is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own or lease its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein (including the Certificate of Merger), and to consummate the Merger and other transactions contemplated hereby and thereby. TView is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification except where failure to be so qualified or to be in such good standing would not have a material adverse effect on the business, properties, finances or prospects of TView, taken as a whole. A true and complete list of such jurisdictions is set forth in Section 3.01 of the TView Disclosure Schedule. Certified copies of the Certificate of Incorporation and By-laws of TView, as amended to date, have been previously delivered to FOCUS, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

                  3.02     Capitalization of TView.

                  On the date hereof, TView's authorized capital stock consists of 4,113,470 shares of TView Common Stock, $.001 par value per share, of which 2,104,681 shares are issued and outstanding (including 0 treasury shares), and 1,613,470 shares are reserved for issuance upon conversion of the TView Series A Stock; 3,226,940 shares of Preferred Stock, $.001 par value per share, of which 1,613,370 shares are designated as TView Series A Preferred Stock, of which 1,550,000 shares are issued and outstanding and 1,613,370 shares are designated as Series A-1 Preferred Stock. The TView Capital Stock is held of record and beneficially by the Stockholders as set forth on Schedule I. All such issued and outstanding shares of TView Capital Stock have been and on the Closing Date will be duly and validly issued and are, or will be on such date, fully paid and non-assessable. There are not outstanding (i) any options, warrants or other rights to purchase from TView any TView Capital Stock; (ii) any securities convertible into or exchangeable for shares of such stock; or (iii) any other commitments of any kind for the issuance of additional shares of TView Capital Stock or options, warrants or other securities of TView. On the Closing Date, there will not be outstanding (i) any options, warrants or other rights to purchase from TView any TView Capital Stock; (ii) any securities convertible into or exchangeable for shares of such stock; or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of TView.

                  3.03 Subsidiaries. TView has no subsidiaries and does not own any equity interest (including without limitation any options, warrants or other rights to purchase such an equity interest or any securities convertible into or exchangeable for such an equity interest) in any other corporation or similar entity.

                  3.04  Authorization.  The  execution  and delivery by TView of this Agreement and the agreements provided for herein, and the consummation by TView of the Merger and all other transactions contemplated hereunder and thereunder by TView, have been (or, in the case of stockholder approval, will
be) duly authorized by all requisite shareholder, director and other corporate action. This Agreement has been duly executed by TView and the Stockholders. This Agreement and all other agreements and obligations entered into and undertaken in connection with the Merger and all other transactions contemplated hereby to which TView or any of the Stockholders is a party constitute the valid and legally binding obligations of TView and the Stockholders, enforceable against them in accordance with their respective terms, except as enforcement may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws effecting creditors' rights generally, and by the exercise of judicial discretion. The execution, delivery and performance by TView and the Stockholders of this Agreement and the agreements provided for herein, and the consummation by TView and the Stockholders of the Merger and all other transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to TView or any of the Stockholders; (b) violate the provisions of the Certificate of Incorporation or By-laws of TView; or (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator by which TView or any of its assets or properties are bound; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of TView pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which TView is a party or by which TView or its assets is or may be bound. Section 3.04 of the TView Disclosure Schedule sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by TView of the Merger and the performance by TView of its obligations under this Agreement.

                  3.05     Financial Statements.

                           (a) Attached  hereto as part of the TView  Disclosure
Schedule are (i) the audited balance sheets of TView as of December 31, 1994 and 1995 and the related audited statements of income, shareholders' equity, retained earnings and changes in financial condition of TView for the fiscal year then ended, together with the notes thereto and the report thereon of KPMG Peat Marwick LLP (collectively, the "Audited Year-End Financial Statements"), and (ii) the unaudited balance sheet of TView as of August 31, 1996 (the "Current Balance Sheet") and the related statements of income, shareholders' equity, retained earnings and changes in financial condition of TView for the six-month period then ended (collectively, the "Current Financial Statements"). The Audited Year-End Financial Statements and the Current Financial Statements have been prepared in accordance with GAAP applied consistently with past practice (except that the Current Financial Statements are subject to year-end audit adjustments and do not contain all footnotes and related information required by GAAP) and, in the case of the Audited Year-End Financial Statements, have been certified without qualification (except for a "going concern" qualification) by KPMG Peat Marwick LLP, TView's independent public accountants, and, in the case of the Current Financial Statements, and are accompanied by a certificate of the Chief Executive Officer of TView to the effect that the Current Financial Statements were prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes and other related information required by GAAP. The date of the Audited Year-End Balance Sheet is hereinafter referred to as the "Balance Sheet Date."

                           (b) The Financial Statements  fairly  present  in all
material respects, as of their respective dates, the financial condition, retained earnings, assets and liabilities of TView and the results of operations of TView for the periods indicated.

                  3.06 Absence of Undisclosed Liabilities. Except as and to the extent (a) reflected and reserved against in the Current Balance Sheet, (b) set forth in Section 3.06 of the TView Disclosure Schedule, or (c) incurred in the ordinary course of business after the date of the Current Balance Sheet and not material in amount, either individually or in the aggregate, to the best of TView's knowledge, TView has no liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the condition (financial or otherwise) of the assets, properties, business or prospects of TView. For purposes of this Subsection 3.06, "material" means any amount in excess of $25,000.

                  3.07 Litigation. There is no action, suit or proceeding to which TView is a party pending or, to the best knowledge of TView, threatened before any court or governmental agency, authority, body or arbitrator. TView has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of TView. There is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring TView to take any action of any kind with respect to its business, assets or properties.

                  3.08 Insurance. Section 3.08 of the TView Disclosure Schedule sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, product liability, automobile and other insurance policies maintained by TView and of all life insurance policies maintained by TView on the lives of any of its employees, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies"). True, correct and complete copies of all Insurance Policies have been previously delivered by TView to FOCUS. The Insurance
Policies are in full force and effect. All premiums due on the Insurance Policies or renewals thereof have been paid through the Closing Date, and there is no default by TView under the Insurance Policies nor any default by any other party to the Insurance Policies that is known by TView. There are no outstanding recommendations by any issuer of the Insurance Policies or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of, TView.

                  3.09     Intangible Property.

                  Section 3.09 of the TView Disclosure Schedule sets forth a true, correct and complete list and, where appropriate, a description of, all items of intangible property owned by TView (the "Owned Intangible Property"), or used in the business of TView (the "Licensed Intangible Property"), including without limitation, in-process research and development, inventions, discoveries, trade secrets, Software (as defined below), know-how, patents, patent applications, trade names, trademarks, trade registrations, applications for trade registrations, copyrights, copyright registrations and all licenses and other agreements to which TView is a party, which relate to the foregoing kinds of property or rights to any "know-how" or disclosure or use of any ideas relating to the business conducted by TView (the Owned Intangible Property and the Licensed Intangible Property are hereinafter collectively referred to as the "Intangible Property"). For purposes of this Agreement, the term "Software" shall mean all of TView's right, title and interest in and to all software programs, products and systems, including without limitation the software programs described by the trademarks listed in Section 3.09 of the TView Disclosure Schedule and any and all other software products developed or under development by TView or any person for the benefit of TView, and including without limitation all copies of source code, object code, documentation, schematics, diagrams, machine readable information, technical manuals and data, internal technical memorandum and records relating to such software programs, products and systems, whether completed or unfinished, all license and other agreements to which TView is a party as licensor or licensee or by which TView is bound relating to the foregoing.

                           (a)  TView  is the sole  and  exclusive  owner of all
right, title and interest in and to the Owned Intangible Property, and all designs, permits, labels and packages used on or in connection therewith, free and clear of all liens, security interests, charges, encumbrances, equities and to its knowledge is not aware of any adverse claims against the Owned Intangible Property;

                           (b)  TView has the  right  and  authority  to use the
Licensed Intangible Property in connection with the conduct of its business in the manner presently conducted, and TView is not aware of any such use which conflicts with, infringes upon or violates any rights of any other person, corporation or entity;

                           (c) TView has not received notice of a pending or
threatened claim, interference action or other judicial or adversarial proceeding against TView that any of TView's operations, activities, products, services or publications infringes any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise using any trade secret, formula or property right of any third party;

                           (d)  there  are  no  outstanding  disputes  or  other
isagreements with respect to any licenses or similar agreements or arrangements described in Section 3.09 of the TView Disclosure Schedule or with respect to infringement by a third party of any of the Intangible Property; and

                           (e) TView has taken all steps reasonably necessary to
protect its right, title and interest in and to the Intangible Property (other than "shrink-wrap" licenses), and no rights, licenses, permissions or assignments have been granted to any third parties with respect to any of the Intangible Property and the Software (other than "shrink-wrap" licenses).

                  3.10     Leases; Real Estate.

                           (a) Section 3.10 of the TView Disclosure Schedule
sets forth a true, correct and complete list as of the date hereof of all leases of real property to which TView is a party (collectively, the "Leases"). True, correct and complete copies of all Leases and all amendments, modifications and supplemental agreements thereto have previously been delivered by TView to FOCUS. The Leases are in full force and effect, are binding and enforceable against TView in accordance with their respective terms, and TView has no reason to believe that the Leases are not binding and enforceable against the other parties thereto in accordance with their respective terms, and such Leases have not been modified or amended since the date of delivery to FOCUS. TView has not received any written notice from any party to any Lease claiming that TView is in default thereunder and that such default remains uncured. There has not occurred any event which would constitute a material breach of or material default in the performance of any covenant, agreement or condition contained in any Lease, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a material breach or material default. TView is not obligated to pay any leasing or brokerage commission relating to any Lease and will not have any obligation to pay any leasing or brokerage commission upon the renewal of any Lease. No construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by TView, or the landlords under the Leases.

                           (b) There are no actual or potential material
environmental hazards on real property at any time owned, leased or operated by TView (the "Properties").

                           (c)  TView  and the  Properties  are and  have at all
times been operated in compliance with all Environmental Laws (as defined below), and there are at the date hereof no existing, pending or threatened claims, suits, proceedings or other judicial or administrative actions relating to any violation of any Environmental Law with respect to TView or any of the Properties. "Environmental Laws," as used herein, shall mean the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.ss.6901 et seq. ("RCRA"), as amended from time to time, the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss.9601 et seq. ("CERCLA"), as amended from time to time, and all other federal, state and local laws, rules, regulations and ordinances relating to air or water quality, hazardous or solid wastes, hazardous substances or any other environmental matters.

                           (d) The  Properties are not now being used and, since
the commencement of TView's occupancy of the Properties, such Properties have not been used, and to TView's best knowledge without independent investigation, have not at any other time been used, for the treatment, storage or disposal of any (a) "hazardous waste" (as that term is currently or in the future defined in RCRA, (b) "hazardous substances" (as currently or in the future defined in CERCLA), or (c) any chemical, compound, material, mixture, living organism or substance that is now or hereafter defined or listed in or otherwise classified pursuant to any Environmental Laws as a "hazardous waste," "extremely hazardous waste," "toxic substances," "toxic pollutant," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity, including petroleum, polychlorinated biphenyls ("PCBs"), asbestos, radon, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel; except to the extent permitted by applicable Environmental Laws and to TView's best knowledge without independent investigation, no release (as defined in CERCLA) of any such hazardous waste or hazardous substance has occurred on any of the Properties except to the extent permitted by applicable Environmental Laws.

                           (e) TView neither owns nor operates any  "Underground
Storage Tank," as that term is defined in the Hazardous and Solid Waste Amendments Act of 1984 (amending RCRA).

                           (f) With respect to the Properties, neither TView nor
any Affiliate of TView has filed, or has been or is required by any Environmental Law to file, any notice with respect to the release of a "hazardous substance," as defined under CERCLA, or the ownership or operation of a facility where hazardous substances are stored, treated or disposed of other than notices with respect thereto filed pursuant to the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. ss.ss.11021-11023.

                  3.11 Title to Assets. TView has good and marketable title to all of its properties and assets, real, personal and mixed, including those reflected in the Current Balance Sheet, free and clear of any security interests, mortgages, pledges, liens, encumbrances, restrictions, or charges, except for (i) those described in Section 3.11 of the TView Disclosure Schedule,
(ii) liens shown on the Current Balance Sheet or the Notes thereto as securing specified liabilities set forth therein, with respect to which no material default exists (except for defaults cured prior to the declaration of default thereon), and except for minor imperfections of title and encumbrances, if any, which are not substantial in character, amount, or extent, do not detract from the value of the properties subject thereto, or interfere with the use of the properties for the purposes for which they are presently used, or otherwise impair TView's operations, and have arisen only in the ordinary course of business.

                  3.12 Inventory. Section 3.12 of the TView Disclosure Schedule sets forth a true, correct and complete list of the inventory of TView (the "Inventory") as of the date of September 30, 1996. The Inventory consists of items of a quality and quantity which are usable or saleable in the ordinary course of the business conducted by TView. The value of all items of obsolete materials and of materials of below standard quality have been written down to realizable market value and the values at which such inventory is carried reflect the normal inventory valuation policy of TView of stating inventory at the lower of cost or market value on a first in first out (FIFO) basis in accordance with GAAP.

                  3.13 Accounts Receivable. Section 3.13 of the TView Disclosure Schedule sets forth a true, correct and complete list of the accounts and notes receivable of TView (the "Accounts Receivable"), including the aging thereof as of September 30, 1996. All Accounts Receivable arose out of the sales of inventory or services in the ordinary course of business and are collectible in the ordinary course of business net of the allowance for doubtful accounts and sales returns reflected in the Closing Balance Sheet using normal collection procedures.

                  3.14     Tax Matters.

                           (a) Within the times and in the manner prescribed by
law, TView has filed or has obtained valid extensions to file (copies of which have previously been delivered to FOCUS) all federal, state and local tax returns and all tax returns for foreign countries, provinces and other governing bodies having jurisdiction to levy taxes upon it which are required to be filed. TView has paid all taxes, interest, penalties, assessments and deficiencies which are reflected on such returns as having become due or which have been claimed to be due, including without limitation income, franchise, real estate, sales and withholding taxes and other employee-related taxes and imports. There are no tax liens (other than the lien for ad-valorem and similar taxes which are not past due) or taxes on any of the assets of TView except for taxes arising under operation of law and discharged by TView through timely payment or satisfaction thereof.

                           (b) All tax  returns  filed by TView for the  taxable
years ending December 31, 1993 through December 31, 1995 constitute complete and accurate representations of the tax liabilities of TView for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax basis of its properties and assets;

                           (c) TView has not waived or extended  any  applicable
statute of limitations relating to the assessment of federal, state, local or foreign taxes. No examinations of the federal, state, local or foreign tax returns of TView is currently in progress nor, to the best knowledge of TView or the Stockholders, threatened and no deficiencies have been asserted or assessed against TView as a result of any audit by the Internal Revenue Service or any state or local taxing authority and to the best knowledge of TView, no such deficiency has been proposed or threatened.

                          (d) Section 3.14 of the TView Disclosure Schedule sets
forth those taxable years for which the tax returns of TView have been reviewed or audited by applicable federal, state, local and foreign taxing authorities and those tax years for which said tax returns have received clearances or other indications of approval from applicable federal, state, local and foreign taxing authorities.

                  3.15 Books and Records. The general ledgers and books of account of TView, and all other books and records of TView are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

                  3.16     Contracts and Commitments.

                           (a)  Section  3.16 of the TView  Disclosure  Schedule
contains a true, complete and correct list of all written, and a description of all oral, contracts and agreements of the types listed below (collectively, the "Contracts"):

                                    (i) all   loan   agreements,   indentures,
mortgages and guaranties to which TView is a party or by which TView or any of its property is bound;

                                    (ii) all material pledges, conditional  sale
or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements to which TView is a party or by which TView or any of its property is bound;

                                   (iii) all contracts, agreements, commitments,
purchase orders or other understandings or arrangements to which TView is a party or by which TView or any of its property is bound which (A) involve payments or receipts by TView of more than $25,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or
(B) which may materially adversely affect the condition (financial or otherwise) or the properties, assets, business or prospects of TView;

                                    (iv) all collective  bargaining  agreements,
employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which TView is a party or by which TView or any of its property is bound;

                                   (v) all licenses, software rental agreements,
software maintenance agreements, consulting agreements, OEM agreements, private label agreements, development agreements, technical support agreements, marketing agreements, software escrow agreements and similar agreements to which TView is a party (whether as licensor, licensee or in any other capacity) or which concern, affect or relate to the Software (other than "shrink wrap" license agreements in the hands of customers).

                                    (vi) all  agency,   distributor,   sales
representative, franchise or similar agreements to which TView is a party or by which TView or any of its property is bound;

                                    (vii)  all  contracts,  agreements  or other
understandings or arrangements between TView and any Affiliate of TView, including, but not limited to, any of the Stockholders or their Affiliates;

                                    (viii)  all  material  leases  for  personal
property, whether operating, capital or otherwise, under which TView is lessor or lessee;

                                    (ix) all  contracts,  agreements  and  other
documents or information relating to past disposal of waste (whether or not hazardous);

                                    (x)  all  contracts,   agreements  or  other
arrangements imposing a non- competition or non-solicitation obligation on TView;

                                    (xi)  all   confidentiality  or  proprietary
information agreements with respect to the confidential information of TView or any third party to which TView is a party in any capacity; and

                                    (xii)  any  other  material   agreements  or
contracts entered into by TView.

                           (b)      (i)  each    Contract   is   a   valid   and
binding agreement of TView, enforceable against TView in accordance with its terms, and TView does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

                                    (ii)  TView  has   fulfilled   all  material
obligations required pursuant to the Contracts to have been performed by TView on its part prior to the date hereof, and TView has no reason to believe that it will not be able to fulfill, when due, all of its obligations under all material Contracts which remain to be performed after the date hereof;

                                    (iii)  TView is not in breach of or  default
under any material Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights under the Contracts or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

                                    (iv) to the best  knowledge of TView,  there
is no existing breach or default by any other party to any material Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

                                    (v) there are not and, since the date of the
Audited Financial Statements, there have not been, any claims of a non-routine nature by customers of TView under any warranties, whether express or implied;

                                    (vi) TView is not restricted by any Contract
from carrying on its business anywhere in the world; and

                                    (vii)  TView  has  no   Contracts   to  sell
products or license Software or perform services which are expected to be performed at, or to result in, a material loss to TView.

                           (c) The  continuation,  validity and effectiveness of
each Contract will not be affected by the transfer thereof to FAC pursuant to this Agreement and the Merger.

                           (d) True, correct and complete copies of all Material
Contracts have previously been delivered by TView to FOCUS.

                           (e) For purposes of this  Section 3.16 and  elsewhere
in this Agreement, the term "material Contract" means any contract which has a value, either in terms of products to be sold, services to be performed or otherwise, in excess of $25,000.

                  3.17 Compliance with Agreements and Laws. To the best of TView's knowledge, TView has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets (collectively, the "Permits"), except with a failure to hold a Permit does not have a material adverse effect on TView. Section 3.17 of the TView Disclosure Schedule sets forth a true, correct and complete list of all such Permits, copies of which have previously been delivered by TView to FOCUS. To the best knowledge of TView, TView is not in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous substances, land use, air pollution or similar matters) applicable to it or its properties. The business of TView as conducted since its incorporation has not violated, and on the date hereof does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste, conservation, or corrupt practices), the enforcement of which would have a material adverse effect on the results of operations, condition (financial or otherwise), assets, properties, business or prospects of TView. TView has had no notice or communication from any federal, state or local governmental or regulatory authority or otherwise since its incorporation of any such violation or noncompliance.

                  3.18     Employee Relations.

                           (a) To the  best  knowledge  of  TView,  TView  is in
compliance with all federal, state and municipal laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes (other than amounts accrued in the regular and ordinary course of business since the last regular payment of such wages and taxes).

                           (b)      (i) none  of  the  employees  of  TView   is
represented by any labor union;

                                    (ii)  there  is  no  unfair  labor  practice
complaint against TView pending before the National Labor Relations Board or any state or local agency;

                                    (iii)  there is no pending  labor  strike or
other material labor trouble affecting TView (including, without limitation, any organizational drive);

                                    (iv) there is no  material  labor  grievance
pending against TView;

                                    (v)  there  is  no  pending   representation
question respecting the employees of TView;

                                    (vi)  there  are  no   pending   arbitration
proceedings arising out of or under any collective bargaining agreement to which TView is a party, or any basis for which a claim may be made under any collective bargaining agreement to which TView is a party; and

                                    (vii) TView has no continuing obligation for
health, life, medical insurance or other similar fringe benefits to any former employee of TView or any other entity;

                           (c) TView has  previously  delivered a true,  correct
and complete list of the current payroll of TView, including the job title and salary or wage rates of each employee, showing separately for each such person who received an annual salary in excess of $25,000 the amounts paid or payable as salary and bonus payments for the fiscal year ended December 31, 1995.

                           (d) For purposes of this  Subsection  3.18,  the term
"employee" shall be construed to include sales agents and other independent contractors who spend a majority of their working time on the business of TView.

                  3.19 Employee Benefit Plans.

                           (a) As of the date of this  Agreement,  TView  has no
(i) contracts with any of its employees; (ii) pension profit sharing, deferred compensation, retirement, severance or other plans, agreements or arrangements with any current or former employee of TView; or (iii) commitment or understanding with respect to the implementation of any of the foregoing.

                           (b)  Section  3.19 of the TView  Disclosure  Schedule
contains a true, correct and complete list of all pension, benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, relating to the employees of TView, or maintained at any time since its incorporation by TView (the "Employee Plans") of which they are or have been members, and TView has no obligations, contingent or otherwise, past or present, under applicable law or the terms of any Employee Plan. TView has not contributed to, and has no past or present obligation to contribute to, any stock option or stock purchase plan or other plan designed to hold the stock of TView or any affiliate.

                           (c) TView has  previously  delivered  to FOCUS  true,
correct and complete copies of all Employee Plans which have been reduced to writing and written descriptions of all Employee Plans which have not been reduced to writing, and all agreements, including trust agreements and insurance contracts, related to such Employee Plans, and the summary plan description and all modifications thereto for each Employee Plan communicated to employees. No Employee Plan is a "defined benefit plan," as such term is defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended.

                  3.20     Absence of Certain Changes or Events.

                           (a)  Since  the  Balance  Sheet  Date  TView  has not
entered into any transaction which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, TView has not:

                                    (i) incurred any obligation or liability for
borrowed money;

                                    (ii)  discharged  or  satisfied  any lien or
encumbrance or paid any obligation or liability other than current liabilities reflected in the Current Balance Sheet;

                                    (iii)  mortgaged,  pledged or  subjected  to
lien, charge or other encumbrance any of its properties or assets;

                                    (iv)   sold  or   purchased,   assigned   or
transferred any of its tangible assets or cancelled any debts or claims, except for inventory sold and raw materials and supplies purchased in the ordinary course of business;

                                    (v)  made  any  material   amendment  to  or
termination of any material Contract or done any act or omitted to do any act which would cause the breach of any material Contract;

                                    (vi) suffered any losses of personal or real
property, whether insured or uninsured, and whether or not in the control of TView in excess of $25,000 in the aggregate, or waived any rights of any value;

                                    (vii)  authorized any declaration or payment
of dividends or distributions or paid any such dividends or distributions, or authorized any transfer of assets of any kind whatsoever to any of the Stockholders or any other party with respect to any shares of capital stock;

                                    (viii)  received  notice of any  litigation,
warranty claim or products liability claim;

                                    (ix) made any material  change in the terms,
status or funding condition of any Employee Plan, as defined in Subsection 3.19 hereof;

                                    (x) engaged any new employee for a salary in
excess of $25,000 per annum:

                                    (xi) made, or committed to make, any changes
in the compensation payable to any officer, director, employee or agent of TView, or any bonus payment or similar arrangements made to or with any of such officers, directors, employees or agents;

                                    (xii)  incurred any capital  expenditure  in
excess of $25,000 in the aggregate;

                                    (xiii) made any material  alteration  in the
manner of keeping the books, accounts or records of TView, or in the accounting practices therein reflected, including, without limitation, any changes in the method of calculating reserves for doubtful accounts or sales returns; or

                                    (xiv)  suffered any material  adverse change
in the results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise), business or prospects of TView.

                           (b)  TView  has  no  knowledge  of  any  existing  or
threatened occurrence, event or development which, as far as can now be reasonably foreseen, is likely to have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or prospects of TView; provided, however that no representation or warranty is made with respect to general business, economic or technological conditions or developments which may effect TView in a substantially similar manner as other software and hardware companies engaged in a comparable line of business.

                  3.21 Customers. Section 3.21 of the TView Disclosure Schedule sets forth a true, correct and complete list of the names and addresses of each customer of TView (a) in the fiscal years ended December 31, 1994 and December 31, 1995 and (b) for the first six months of the fiscal year ending December 31, 1996. There are no outstanding material claims against TView made by any its customers relating to the goods and services provided by TView.

                  3.22 Suppliers. Section 3.22 of the TView Disclosure Schedule sets forth a true, correct and complete list of the names and addresses of each of the suppliers of TView for (x) the fiscal years ended December 31, 1994 and December 31, 1995 and (y) the first six months of the fiscal year ending December 31, 1996. TView believes that it has good relations with all of its suppliers, and TView is not more than 30 days past due in any trade accounts payable or other payments owing to any supplier.

                  3.23 Product Warranties and Returns. TView has made no warranties, guarantees or service agreements relating to any of its products other than those implied by law. During 1995 and for the six month period ending on date of the Current Balance Sheet, returns of defective products sold by TView have occurred at a rate of less than two percent (2%) of the gross sales of TView for such periods. TView represents and confirms that the complaint and warranty settlements and payments for the foregoing periods did not exceed in the aggregate $90,000.

                  3.24 Prepayments and Deposits. Section 3.24 of the TView Disclosure Schedule sets forth all customers from whom prepayments and deposits have been received by TView as of the date hereof, for products to be shipped, or services to be performed, after the Closing Date.

                  3.25 Indebtedness to and from Officers, Directors and Stockholders. TView is not indebted, directly or indirectly, to any person who is an officer, director or Stockholder of TView or any Affiliate of TView or any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the books and records of TView previously delivered to FOCUS, and no such officer, director, stockholder or Affiliate is indebted to TView except for advances made to employees of TView in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

                  3.26 Banking Facilities. Section 3.26 of the TView Disclosure Schedule sets forth a true, correct and complete list of:

                           (a) each bank,  savings and loan or similar financial
institution in which TView has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by TView thereat; and

                           (b) the names of all  persons  authorized  to draw on
each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

                  3.27 Powers of Attorney and Suretyships. TView has no general or special powers of attorney outstanding (whether as grantor or grantee thereof), nor does it have any obligation or liability (whether actual, accrued, accruing, continent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

                  3.28 Conflicts of Interest. No officer, director or Stockholder of TView, nor, to the best knowledge of TView, any Affiliate of any such person, now has or within the last three (3) years had, either directly or indirectly:

                           (a) an equity or debt  interest  in any  corporation,
joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to TView, or purchases or during such period purchased from TView any goods or services, or otherwise does nor during such period did business with TView; or

                           (b) a beneficial interest in any contract, commitment
or agreement to which TView is or was a party or under which any of them is or was obligated or bound or to which any of its properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between TView and such persons in their capacities as creditors, stockholders, employees, officers or directors of TView, all of which have been listed in
Section 3.16 of the TView Disclosure Schedule.

                  3.29 Regulatory Approvals. All consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by TView and which are necessary for the execution and delivery by the Stockholders and TView of this Agreement or any documents to be executed and delivered by the Stockholders or TView in connection herewith are set forth on Section 3.29 of the TView Disclosure Schedule and have been, or prior to the Closing Date will be, obtained and satisfied.

                  3.30     Disclosure.

                           (a) The  information  concerning  TView  set forth in
this Agreement, the Exhibits and Schedules attached hereto and any document, statement or certificate furnished or to be furnished to FOCUS pursuant hereto or in connection herewith, does not and on the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false and misleading. Copies of all documents heretofore or hereafter delivered or made available to FOCUS pursuant to this Agreement were or will be complete and accurate copies of such documents.

                           (b) Wherever used in this  Agreement  with respect to
any representation, warranty, covenant or agreement of TView or the Stockholders, the term "knowledge", "known" or any similar variation thereof shall be deemed to include:

                                    (i) all matters actually known to such party
with respect to the subject matter of such representation, warranty, covenant or agreement; and

                                    (ii) all  matters  which  should  have  been
known to such party with respect to the subject matter of such representation, warranty, covenant or agreement if such party was acting in a manner in which a reasonably prudent person would act in similar circumstances with respect to the subject matter of such representation, warranty, covenant or agreement.

         4.       Representations of FOCUS and FAC

         Except  as  otherwise  set  forth  in the  "FOCUS  AND  FAC  Disclosure
Schedule" delivered to TView as of the date hereof and attached hereto as Exhibit C (the "FOCUS Disclosure Schedule"), FOCUS and FAC, jointly and severally, represent and warrant to TView as set forth below. Facts and circumstances disclosed in the FOCUS Disclosure Schedule by FOCUS and FAC to TView shall constitute exceptions to the specific representations and warranties set forth below and shall also constitute general disclosures by FAC and FOCUS under this Agreement.

                  4.01 Organization and Authority. FOCUS and FAC are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate power and authority to own their respective properties, to carry on their respective businesses as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein (including the Certificate of Merger), and to consummate the Merger and the other transactions contemplated hereby and thereby. FOCUS is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where failure to be so qualified or to be in such good standing would have a material adverse effect on the business, properties, finances or prospects of FOCUS, taken as a whole. A true and complete list of such jurisdictions is set forth in Section 4.01 of the FOCUS Disclosure Schedule. Certified copies of the Certificates of Incorporation and Bylaws of FOCUS and FAC, as amended to date, have been previously delivered to TView, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. FAC has conducted no business or operations prior to the date hereof except in connection with the transactions contemplated by this Agreement.

                  4.02 Capitalization. As of the Closing, the authorized capital stock of FOCUS will consist of 16,000,000 shares of FOCUS Common Stock, of which 10,064,182 shares are issued and outstanding and 5,189,870 shares are reserved for issuance upon exercise of outstanding options and warrants; and 3,000,000 of shares of Preferred Stock, $.01 par value per share, of which no shares are issued and outstanding. As of the Closing, all of the outstanding shares of FOCUS's Common Stock are validly issued, fully paid and non-assessable.

                  4.03  Authorization.   The  execution  and  delivery  of  this
Agreement by FOCUS and FAC, and the agreements provided for herein, and the consummation by FOCUS and FAC of all transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of FOCUS and FAC, enforceable against FOCUS and FAC, respectively, in accordance with their respective terms, except as enforcement may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws effecting creditors' rights generally, and by the exercise of judicial discretion. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by FOCUS and FAC of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to FOCUS or FAC; (b) violate the provisions of FOCUS's or FAC's Certificate of Incorporation; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator by which FOCUS or any of its assets or properties are bound or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of FOCUS pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which FOCUS is a party or by which FOCUS or its assets is or may be bound. Section 4.03 of the FOCUS Disclosure Schedule sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by FOCUS and FAC of the Merger and the performance by FOCUS and FAC of their obligations under this Agreement.

                  4.04 Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by FOCUS or FAC and which are necessary for the consummation of the transactions contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

                  4.05     Financial Statements.

                           (a) FOCUS has  previously  delivered to TView (i) its
audited balance sheet as of December 31, 1995 and the related statements of income, stockholders' equity, cash flow and supplementary schedules of FOCUS for the fiscal year then ended, (collectively, "FOCUS 1995 Financial Statements") and (ii) its unaudited June 30, 1996 balance sheet and the related statements of income, stockholders' equity, cash flow and supplementary schedules for the six-month period then ended, (collectively, the "FOCUS Current Financial Statements"). The FOCUS 1995 Financial Statements and the FOCUS Current Financial Statements (collectively, the "FOCUS Financial Statements") have been prepared in accordance with GAAP applied consistently with past practice, subject to normal year-end adjustments and the absence of footnotes, and are accompanied by a certificate of the Chief Financial Officer of FOCUS to the effect that the FOCUS Current Financial Statements were prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes and other related information required by GAAP.

                           (b) The FOCUS Financial  Statements fairly present in
all material respects, as of their respective dates, the financial condition, retained earnings, assets and liabilities of FOCUS and the results of operations of FOCUS's business for the periods indicated.

                  4.06 Absence of Undisclosed Liabilities. Except as and to the extent (i) reflected and reserved against in the FOCUS Current Financial Statements, (b) set forth in Section 4.06 of the FOCUS Disclosure Schedule or
(c) incurred in the ordinary course of business after June 30, 1996, and not material in amount, either individually or in the aggregate, to the best of FOCUS's knowledge, FOCUS has no liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, affecting its assets, properties, business or prospects. For purposes of this Subsection 4.06 "material" means any amount in excess of $50,000.

                  4.07 Litigation. There is no action, suit or proceeding to which either FOCUS or FAC is a party pending or, to the best knowledge of FOCUS and FAC, threatened before any court or governmental agency, authority, body or arbitrator. Neither FOCUS nor FAC has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of FOCUS or FAC. There is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring FOCUS or FAC to take any action of any kind with respect to its business, assets or properties.

                  4.08 Tax Matters. Within the times and in the manner prescribed by law, each of FOCUS and FAC has filed or has obtained valid extensions to file all federal, state and local tax returns and all tax returns for foreign countries, provinces and other governing bodies having jurisdiction to levy taxes upon them which are required to be filed. FOCUS and FAC have paid all taxes, interest, penalties, assessments and deficiencies which are reflected on such returns as having become due or which have been claimed to be due, including without limitation income, franchise, real estate, sales and withholding taxes and other employee related taxes and imports. There are no tax liens (other than the lien for ad-valorem and similar taxes which are not past due) or taxes on any of the assets of FOCUS or FAC.

                  4.09 Compliance with Agreements and Laws. FOCUS has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets (collectively, the "Permits"), except for the failure to hold a Permit would not have a material adverse effect on FOCUS. Section 4.09 of the FOCUS Disclosure Schedule sets forth a true, correct and complete list of all such Permits, copies of which have previously been delivered by FOCUS to TView. FOCUS is not in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous substances, land use, air pollution or similar matters) known to FOCUS to be applicable to it or its properties.

                  4.10     Absence of Certain Changes or Events.

                           Since  the  date  of  the  FOCUS  Current   Financial
Statement, FOCUS has not entered into any transaction which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, FOCUS has not:

                           (a) incurred any obligation or liability for borrowed
money;

                           (b)  discharged or satisfied any lien or  encumbrance
or paid any obligation or liability other than current liabilities reflected in the FOCUS Current Financial Statements;

                           (c) mortgaged,  pledged or subjected to lien,  charge
or other encumbrance any of its properties or assets;

                           (d) sold or purchased, assigned or transferred any of
its tangible assets or cancelled any debts or claims, except for inventory sold and raw materials and supplies purchased in the ordinary course of business;

                           (e) suffered any losses of personal or real property,
whether insured or uninsured, and whether or not in the control of FOCUS in excess of $25,000 in the aggregate, or waived any rights of any value;

                           (f)   authorized   any   declaration  or  payment  of
dividends or distributions or paid any such dividends or distributions, or authorized any transfer of assets of any kind whatsoever to any of its stockholders or any other party with respect to any shares of capital stock;

                           (g) received notice of any litigation, warranty claim
or products liability claim;

                           (h)  incurred  any capital  expenditure  in excess of
$50,000 in the aggregate;

                           (i) made any  material  alteration  in the  manner of
keeping the books, accounts or records of FOCUS, or in the accounting practices therein reflected; or

                           (j)  suffered  any  material  adverse  change  in the
results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise), business or prospects of FOCUS.

                  4.11 Disclosure. The information concerning FOCUS set forth in this Agreement, the Exhibits and Schedules attached hereto and any document, statement or certificate furnished or to be furnished to TView pursuant hereto or in connection herewith, including FOCUS's Form 10- KSB Annual Report for the year ended December 31, 1995, FOCUS's Form 10-QSB Quarterly Report for the period ended June 30, 1996, FOCUS's Form 8-K, dated May 14, 1996, and FOCUS's Form 8-K dated June 18, 1996, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false and misleading. Copies of all documents heretofore or hereafter delivered or made available to TView pursuant to this Agreement were or will be complete and accurate copies of such documents.

         5.       Access to Information; Public Announcements

                  5.01 Access to Management, Properties and Records. From the date of this Agreement until the Closing Date, TView shall afford the officers, attorneys, accountants and other authorized representatives of FOCUS free and full access upon reasonable advance notice and during normal business hours to all management personnel, offices, properties, books and records of TView, so that FOCUS may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of TView, and FOCUS shall be permitted to make abstracts from, or copies of, all such books and records. TView shall furnish to FOCUS and/or authorized representatives designated by FOCUS such financial and operating data and other information as to the business of TView as FOCUS shall reasonably request. TView shall upon the written request of FOCUS authorize the release to FOCUS of all files pertaining to the business or operations of TView held by any federal, state, county or local authorities, agencies or instrumentalities. Such authorization shall specifically waive all previous claims of privilege or other restrictions, and in any case where a release by a present or former employee of TView is necessary, TView shall exercise its best efforts to obtain such a release.

                  5.02     Confidentiality.

                           (a) TView has  furnished and will continue to furnish
FOCUS with certain information which is non-public, confidential or proprietary in nature. All information furnished to FOCUS, its directors, officers, employees, agents or representatives, including, without limitation, attorneys, accountants, consultants, potential lenders, investors and financial advisors (collectively, "Representatives") by TView or any of its representatives, and all analyses, compilations, data, studies or other documents prepared by FOCUS or its representatives containing or based in whole or in part on any such furnished information or reflecting FOCUS's review of, or interest in, TView is hereinafter referred to as "TView Information." FOCUS hereby agrees to use the TView Information solely in connection with the consummation of the transactions contemplated by this Agreement and to transmit the TView Information only to those employees and representatives of FOCUS who need to know the TView Information. If the Closing does not occur, the TView Information, and all copies thereof will be returned by FOCUS, its directors, officers, and employees (but not its other representatives), without retaining any copies thereof, to TView.

                           (b) FOCUS has  furnished and will continue to furnish
TView with certain information which is non-public, confidential or proprietary in nature. All information furnished to TView, its directors, officers, employees, agents or representatives, including, without limitation, attorneys, accountants, consultants, potential lenders, investors and financial advisors (collectively, "Representatives") by FOCUS or any of its representatives, and all analyses, compilations, data, studies or other documents prepared by TView or its representatives containing or based in whole or in part on any such furnished information or reflecting TView's review of, or interest in, FOCUS is hereinafter referred to as "FOCUS Information." TView hereby agrees to use the FOCUS Information solely in connection with the consummation of the transactions contemplated by this Agreement and to transmit the FOCUS Information only to those representatives of TView who need to know the FOCUS Information. If the Closing does not occur, the FOCUS Information, and all copies thereof will be returned by TView, its directors, officers, and employees (but not its other representatives), without retaining any copies thereof, to FOCUS.

                  5.03 Public Announcements. The parties agree that prior to the Closing Date any and all public pronouncements or other public communications concerning this Agreement and the Merger, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of TView and FOCUS.

         6.       Pre-Closing Covenants of the Stockholders and TView

         From and after the date hereof and until the Closing Date:

                  6.01 Conduct of Business. TView shall carry on its business diligently and substantially in the same manner as heretofore and shall not make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation, and shall not ship or deliver any quantity of products in excess of normal shipment or delivery levels, except as agreed to in writing by FOCUS, which agreement shall not be unreasonably withheld. All of the property of TView shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

                  6.02 Absence of Material Changes. Without the prior written consent of FOCUS, which agreement shall not be unreasonably withheld, TView shall not:

                           (a)  take any  action  to amend  its  Certificate  of
Incorporation or By-Laws;

                           (b)  issue  any  stock,   bonds  or  other  corporate
securities or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into such securities;

                           (c) incur any  obligation  or liability  (absolute or
contingent), except current liabilities incurred and obligations under contracts entered into in the ordinary course of business;

                           (d)  declare or make any payment or  distribution  to
the Stockholders with respect to its stock or purchase or redeem any shares of its capital stock;

                           (e) mortgage,  pledge, or subject to any lien, charge
or any other encumbrance any of its assets or properties;

                           (f) sell,  assign,  or  transfer  any of its  assets,
except for inventory sold in the ordinary course of business, at a normal profit margin;

                           (g)  cancel  any  debts  or  claims,  except  in  the
ordinary course of business;

                           (h) merge or consolidate with or into any corporation
or other entity;

                           (i)  make,  accrue or become  liable  for any  bonus,
profit sharing or incentive payment, except for accruals under existing plans and agreements, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees;

                           (j) make any  election or give any consent  under the
Code or the tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due;

                           (k) waive any rights of material value;

                           (l) modify,  amend,  alter or terminate any executory
contract of material value or which is material in amount; provided, however, that TView may transfer the key man life insurance policies on the lives of Thomas M. Hamilton, Steven R. Morton, and Marc D. Lieberman, which currently name TView as beneficiary, to each such individual;

                           (m) take or permit any act or omission constituting a
breach or default under any contract or agreement by which it or its properties are bound;

                           (n) fail to use reasonable  commercial efforts to (i)
preserve the possession and control of its assets, (ii) retain its present officers and key employees, (iii) preserve the relationships of consumers, suppliers and others having business relations with it, and (iv) preserve the business existing on the date hereof until the Closing Date;

                           (o) fail to operate its  business  and  maintain  its
books, accounts and records in the customary manner and in the ordinary and regular course of business and maintain in good repair its business premises, fixtures, machinery, furniture and equipment;

                           (p) enter  into any  lease,  contract,  agreement  or
understanding, other than those entered into in the ordinary course of business calling for payments which in the aggregate do not exceed $25,000 for each such lease, contract, agreement or understanding;

                           (q)  incur  any  capital  expenditure  in  excess  of
$25,000 in the aggregate;

                           (r) engage any new employee for a salary in excess of
$25,000 per annum;

                           (s)  materially  alter the  terms,  status or funding
condition of any Employee Plan; or

                           (t) commit or agree to do any of the foregoing in the
future.

                  6.03 Delivery of Interim Financial Statements. As promptly as possible and in any event within 15 days after the end of each month following the date hereof until the termination of this Agreement or the consummation of the Merger, TView shall deliver to FOCUS an unaudited balance sheet of TView and the related statements of income, shareholders' equity, retained earnings and changes in financial condition for the one-month period then ended, accompanied by a certificate of the Chief Financial Officer of TView to the effect that such interim financial statements are prepared in accordance with GAAP and fairly present the financial condition of TView as of the date thereof and for the period covered thereby (collectively, the "Interim Financial Statements").

                  6.04  Communications  with Customers and Suppliers.  TView and
FOCUS  will  cooperate  in  communications   with  suppliers  and  customers  to
accomplish the Merger on the Closing Date.

                  6.05 Compliance with Laws. TView will comply with all laws and regulations which are applicable to it or to the conduct of its business and will perform and comply with all Contracts.

                  6.06 Continued Truth of Representations and Warranties. Neither the Stockholders nor TView will take any actions which would result in any of the representations or warranties set forth in Sections 2 and 3 hereof being untrue.

                  6.07     Continuing Obligation to Inform.

                           (a) From the date hereof  through and  including  the
Closing Date, each of TView and FOCUS will deliver or cause to be delivered to the other party supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule attached hereto inaccurate, misleading or incomplete in any material respect; provided, that except as specified in Subsection 8.08 hereof, none of such supplemental information shall constitute an amendment of any statement, representation or warranty in this Agreement or any Schedule, Exhibit or document furnished pursuant hereto.

                           (b) In the  event  that at any  time  from  the  date
hereof until the Closing Date, TView informs FOCUS of changes to the representations, warranties or schedules hereto pursuant to paragraph (a) above which would permit FOCUS, after the Closing Date, to institute a claim against the Stockholders pursuant to Section 9 hereof for an amount which in FOCUS's reasonable judgment would be in excess of $100,000 (a "Potential Termination Claim"), then either FOCUS and FAC, on the one hand, or TView and the Stockholders' Representative, on the other hand, shall have the option to terminate the Merger and the transactions contemplated by this Agreement; provided, that the parties hereto agree that prior to exercising such termination option, they shall use their good faith efforts to negotiate a mutually acceptable modification to the Consideration to permit the consummation of the Merger and the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, in the event FOCUS and FAC are informed of a Potential Termination Claim and choose to consummate the Merger and the transactions contemplated by this Agreement, then FOCUS and FAC shall not be permitted to institute a claim against the Stockholders pursuant to Section 9 hereof for damages arising under such Potential Termination Claim.

                  6.08 Exclusive Dealing. Neither the Stockholders nor TView will from the date hereof through the Closing Date, directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to an acquisition or purchase of all or a material portion of the assets of or an equity interest in TView or any merger, consolidation or business combination with TView, (b) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing, or (c) withdraw their intention to sell TView. The Stockholders and TView agree to promptly notify FOCUS of any such proposal or offer, or any inquiry or contact with respect thereto received by TView or any of the Stockholders.

                  6.09 Reports, Taxes. TView will duly and timely file all reports or returns required to be filed with federal, state, local and foreign authorities and will promptly pay all federal, state, local and foreign taxes, assessments and governmental charges levied or assessed upon them or any of their properties (unless contesting such in good faith and adequate provision has been made therefor).

                  6.10 Agreement to Vote for Merger. At the earliest practical date after the date hereof, TView will submit this Agreement and the Certificate of Merger to all holders of its capital stock for approval. At any meeting of stockholders and in any proxy solicitation material prepared in connection with the transactions contemplated by this Agreement, the Board of Directors of TView, to the extent consistent with its fiduciary obligations, will recommend to the stockholders of TView that they approve the Merger. By their execution of this Agreement, the Stockholders hereby covenant and agree that they will vote all shares of capital stock of TView held by them to approve this Agreement and the Merger.

         7.       Conditions to Obligations of FOCUS and FAC

                  The obligations of FOCUS and FAC under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of
FOCUS:

                  7.01 Continued Truth of Representations and Warranties of the Stockholders and TView; Compliance with Covenants and Obligations. The representations and warranties of the Stockholders and TView shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by FOCUS. The Stockholders and TView shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date.

                  7.02 Performance by the Stockholders and TView. At the Closing, the Stockholders' Representative and TView shall have delivered to FOCUS a certificate signed by the Stockholders' Representative or the President of TView, as the case may be, as to their compliance with Subsection 7.01 hereof.

                  7.03 Corporate Proceedings. All corporate, Stockholder and other proceedings required to be taken on the part of TView and the Stockholders to authorize and carry out this Agreement shall have been taken.

                  7.04 Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation of the Merger, and the consummation of the transactions contemplated by this Agreement and the operation of the business of TView by FAC shall have consented to, authorized, permitted or approved such transactions.

                  7.05 Consent of Third Parties. The Stockholders and TView shall have received all requisite consents and approvals of all third parties whose consent or approval is required in order for the Stockholders and TView to consummate the transactions contemplated by this Agreement, including without limitation, those set forth in Section 3.04 of the TView Disclosure Schedule.

                  7.06 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of FAC to own or operate the business of TView after the Closing.

                  7.07 Opinions of Counsel. FOCUS and FAC shall have received the opinion of Stoel Rives LLP, counsel to TView, dated as of the Closing Date, in substantially the form attached hereto as Exhibit D.

                  7.08 Update. TView shall have provided FOCUS with a true, correct and complete list and amount, as of the last business day immediately preceding September 30, 1996, of:

                           (a) the Inventory;

                           (b)  the  Accounts  Receivable,  including  an  aging
thereof;

                           (c) the Contracts;

                           (d) trade accounts payable and accrued liabilities;

                           (e) unfilled customer orders;

                           (f) all  shipments  made  during the period  from the
date of this Agreement to the Closing Date;

                           (g) outstanding  principal of and accrued interest on
long-term and short-term debt; and.

                           (h)  property, plant and equipment.

None of the information with respect to the items referred to in clauses (a) through (h) above shall be materially adverse from the information supplied by TView as of the date hereof on the TView Disclosure Schedule or otherwise. For purposes of this Section 7.08, the term "materially adverse" shall mean any change, other than those specifically contemplated by or permitted pursuant to the terms of this Agreement, having an economic value in excess of $25,000.

                  7.09 Employment Contracts. On or prior to the Closing Date, FOCUS or the Surviving Corporation shall have executed employment contracts (the "Employment Agreements") with Thomas M. Hamilton and Steven R. Morton upon substantially the terms set forth in Exhibit E attached hereto.

                  7.10 Non-Competition Agreements. On or prior to the Closing Date, FOCUS or the Surviving Corporation shall have executed Non-Competition Agreements with Thomas M. Hamilton and Steven R. Morton, in substantially the form attached hereto as Exhibit F.

                  7.11 Certificate of Merger. On or prior to the Closing Date, the Certificate of Merger shall have been duly authorized and executed by TView and such Certificate shall have been filed with the Secretary of State of the State of Delaware.

                  7.12 Escrow Agreement. FOCUS, TView, FAC, the Stockholders' Representative and ChaseMellon Shareholders Services, L.L.C. shall have entered into an escrow agreement in substantially the form set forth as Exhibit G attached hereto (the "Escrow Agreement").

                  7.13 Resignations. TView shall have, on or prior to the Closing Date, delivered to FOCUS resignations from the officers and directors of TView set forth in Section 7.13 of the TView Disclosure Schedule.

                  7.14 Indebtedness. TView shall not have any indebtedness for borrowed money, other than short-term and as reflected on the Balance Sheet and the TView Disclosure Schedule.

                  7.15 Employees of TView. FOCUS and TView shall have determined mutually acceptable severance arrangements for all employees of TView who will not be retained by FOCUS, and such employees shall have consented in writing to the terms of such arrangements.

                  7.16 Closing Deliveries. FOCUS shall have received at or prior to the Closing such documents, instruments or certificates as FOCUS may reasonably request including, without limitation:

                           (a)   evidence   that  the  Merger  shall  have  been
effected;

                           (b) such  certificates of TView's officers and of the
Stockholders' Representative and such other documents evidencing satisfaction of the conditions specified in this Section 7 as FOCUS shall reasonably request;

                           (c) a  certificate  of the  Secretary of State of the
State of Delaware as to the legal existence and good standing (including tax) of TView in Delaware;

                           (d) a certificate of the Secretary of TView attesting
to the incumbency of TView's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement and the authenticity and continuing validity of the charter documents delivered pursuant to Subsection 3.01;

                           (e) where required by each of the applicable  Leases,
acknowledgments and consents from each lessor from whom TView leases real or personal property consenting to the Merger and the other transactions contemplated hereby, and representing that there are no outstanding claims against TView under such Leases; and

                           (f) such other documents, instruments or certificates
as may be reasonably requested by FOCUS or its counsel.

                  7.17 Purchasers' Representative. FOCUS shall have received evidence from TView, in form and substance reasonably satisfactory to FOCUS, that each of the stockholders of TView who are "unaccredited investors," as such term is defined in the Act, and the rules and regulations promulgated thereunder, shall have appointed a Purchasers' Representative, as such term is defined in the Act.

                  7.18 Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the holders of at least 90% of the outstanding shares of TView Common Stock and TView Series A Stock (on an as-converted basis).

         8.       Conditions to Obligations of TView and the Stockholders

                  The obligations of TView and the Stockholders under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing by TView:

                  8.01 Continued Truth of Representations and Warranties of FOCUS and FAC; Compliance with Covenants and Obligations. The representations and warranties of FOCUS and FAC in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by TView. FOCUS and FAC shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                  8.02   Corporate/Stockholder   Proceedings.   All   corporate,
stockholder and other proceedings required to be taken on the part of FOCUS and FAC to authorize the Merger and carry out this Agreement shall have been taken.

                  8.03 Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation of the Merger, and the consummation of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

                  8.04 Consents of Third Parties. FOCUS and FAC shall have received all requisite consents and approvals of all third parties whose consent or approval is required in order for FOCUS and FAC to consummate the transactions contemplated by this Agreement.

                  8.05 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Stockholders to transfer the TView Capital Stock.

                  8.06 Opinion of Counsel. The Stockholders shall have received an opinion of Sullivan & Worcester LLP, counsel to FOCUS, dated as of the Closing Date, in substantially the form attached hereto as Exhibit H.

                  8.07 Employment Agreements. On or prior to the Closing Date, FOCUS shall have executed and delivered the Employment Agreements and the Non-Competition Agreements.

                  8.08 Escrow Agreement. On or prior to the Closing Date, the parties to the Escrow Agreement shall have executed and delivered the Escrow Agreement.

                  8.09 Certificate of Merger. On or prior to the Closing Date, the Certificate of Merger shall have been duly authorized and executed by FAC and such Certificate shall have been filed with the Secretary of State of the State of Delaware.

                  8.10 Closing Deliveries. The Stockholders shall have received at or prior to the Closing such documents, instruments or certificates as the Stockholders' Representative may reasonably request, including, without limitation:

                           (a)   evidence   that  the  Merger  shall  have  been
effected;

                           (b) such  certificates  of each of FOCUS's  and FAC's
president and such other documents evidencing satisfaction of the conditions specified in this Section 8 as the Stockholders' Representative shall reasonably request;

                           (c)  certificates  of the  Secretary  of State of the
State of Delaware as to the legal existence and good standing of FOCUS and FAC; and

                           (d)  certificates of the Secretaries of FOCUS and FAC
attesting to the incumbency of the officers of FOCUS and FAC, respectively, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Subsection 4.01.

         9.       Indemnification

                  9.01 By FOCUS. FOCUS hereby indemnifies and holds harmless the Stockholders (and TView, if the Closing does not occur) from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, "Losses") in connection with each and all of the following:

                           (a)   any   misrepresentation   or   breach   of  any
representation or warranty made by FOCUS or FAC in this Agreement;

                           (b)  any  breach  of  any   covenant,   agreement  or
obligation of FOCUS or FAC contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;

                           (c) any misrepresentation contained in any statement,
certificate or schedule furnished by FOCUS or FAC pursuant to this Agreement or in connection with the transactions contemplated by this Agreement; and

                           (d) products shipped by FOCUS in TView packaging.

                  9.02 By the Stockholders and TView. The Stockholders, severally and not jointly, hereby indemnify and hold harmless the Surviving Corporation and FOCUS from and against all Losses in connection with each and all of the following:

                           (a)   any   misrepresentation   or   breach   of  any
representation or warranty made by the Stockholders or TView in this Agreement;

                           (b)  any  breach  of  any   covenant,   agreement  or
obligation of the Stockholders or TView contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;

                           (c) any misrepresentation contained in any statement,
certificate or schedule furnished by the Stockholders or TView pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

                           (e) any  warranty  claim or product  liability  claim
relating to (i) products manufactured or sold by TView prior to the Closing Date or (ii) TView's business or operation prior to the Closing Date;

                           (f) any and all  liabilities  of TView related to any
borrowed money indebtedness of TView in excess of the indebtedness  described in
Section 7.14 hereof.

                           (g) any  tax  liabilities  or  obligations  of  TView
relating to any period prior to the Closing Date;

                           (h) any claims against, or liabilities or obligations
of, TView by or to officers, directors, Stockholders or affiliates;

                           (i)  any  welfare   benefits  not  fully  covered  by
third-party insurance policies or programs relating to claims incurred by present or former employees of TView on or before the Closing Date.

                           (j)  any   costs  or  other   liabilities   of  TView
associated in any way with the Merger and any other transaction contemplated hereby, including without limitation any claims by any person or entity (in excess of the per share Consideration) asserting appraisal rights or other dissenters' rights in connection with the Merger (including legal fees and fees and expenses of professional advisors representing FOCUS in connection with the exercise of any such appraisal rights); and

                           (k) except as  disclosed  in  Section  9.02(a) of the
TView Disclosure Schedule, all contingent liabilities of every kind and nature, including but not limited to product and warranty claims referred to in clause
(e) above, tax liabilities referred to in paragraph (g) above, employee claims referred to in clause (h) above and all other similar claims, whether or not the amount or existence of any such claim is known or can be established as of the Closing Date.

Notwithstanding anything to the contrary contained herein, TView and its Stockholders shall not be subject to a claim for indemnification hereunder by FOCUS and FAC for products shipped by FOCUS in TView packaging.

                  9.03  Claims for  Indemnification.  Whenever  any claim  shall arise for indemnification under this Section 9, FOCUS or the Surviving Corporation, on the one hand or TView and/or the Stockholders, on the other hand, as the case may be (the party or parties seeking such indemnification, the "Indemnified Party"), shall promptly notify the other party or parties hereto (the "Indemnifying Party") in writing (the "Indemnification Notice") of the claim and, when known, the facts constituting the basis for such claim (including all relevant documentation). In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party (a "Third Party Claim"), the Indemnification Notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. In the event that any claim for indemnification involves a matter other than a Third Party Claim, the Indemnifying Party shall have thirty (30) days from receipt of the Indemnification Notice to object to such claim by delivery of a written notice of such objection to the Indemnified Party specifying in reasonable detail the basis for such objection. Failure to timely to so object shall constitute a final and binding acceptance of the Claim for Indemnification by the Indemnifying Party and the claim shall be paid in accordance with Section 9.05 hereof. If an objection is timely interposed by the Indemnifying Party and the dispute is not resolved within twenty (20) business days from the date (such period is hereinafter referred to as the "Negotiation Period") the Indemnified Party receives such objection, such dispute shall be resolved by arbitration in accordance with the provisions of Section 10 hereof. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party; provided, that the Stockholders' Representative shall have the sole authority to act on behalf of the Stockholders and shall have the power and authority to bind all of the Stockholders; and further, provided, however, that if suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit within ten (10) days after notification thereof, the Indemnified Party shall have the right to settle or compromise such claim upon giving notice to the Indemnifying Party as provided in Subsection 9.04.

                  9.04     Defense by the Indemnifying Party.

                  (a) In  connection  with any  claim  which  may  give  rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at his sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to all elements of such claim. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Indemnifying Party shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within ten (10) days after the date such claim is made: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified party did not defend or settle such third party claim in a reasonably prudent manner. All references herein to the Indemnifying Party shall mean, with respect to the Stockholders, the Stockholders' Representative

                  (b) The Indemnifying Party and Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witnesses in any proceeding relating to such claim.

                  9.05     Payment of Indemnification Obligation.

                           (a) Each of the  Stockholders  hereby agrees that any
claim for  indemnification  by FOCUS or the  Surviving  Corporation  under  this
Section 8 or under any other provision of this Agreement, shall be paid from the Escrow Account and the Stockholders shall not be obligated to indemnify the Surviving Corporation or FOCUS for any amounts in excess of the Escrow Amount. All indemnification amounts to be paid by FOCUS or FAC pursuant to this Agreement shall be paid by cash, certified check or wire transfer to an account designated by the Stockholders' Representative, within ten (10) days after the date such amount is determined, whether by agreement or arbitration.

                           (b) Notwithstanding  anything to the contrary in this
Section 11 or elsewhere in this Agreement, if the Closing occurs, neither Indemnified Party shall be entitled to receive, and neither Indemnifying Party shall be obligated to pay, any amounts under this Section 9 unless and until the aggregate amount of all claims for indemnification by an Indemnified Party under this Section 9 exceeds $100,000 (the "Floor"). The parties hereto agree that once the aggregate amount of claims by any Indemnified Party exceeds the Floor, the Indemnified Party shall be entitled to indemnity only for the amount of such claims in excess of the Floor.

                  9.06 Survival of Representations; Claims for Indemnification. All representations and warranties made by the Stockholders (and TView if the Closing does not occur), FOCUS and the Surviving Corporation (or FAC, if the Closing does not occur) in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and any investigation at any time made by or on behalf of the Indemnified Party until one year from the Closing (the "Expiration Date"). All such representations and warranties shall expire on the Expiration Date, except for claims, if any, (a) properly asserted in writing prior to such Expiration Date identified as a claim for indemnification pursuant to this Section 9, or (b) which are based upon fraud of TView or any of the Stockholders, which shall survive until finally resolved and satisfied in full. Notwithstanding anything to the contrary set forth above in this Section 9.06, the representations and warranties made by the Stockholders in Section 2 with respect to title to and ownership of the Shares shall survive until the twentieth anniversary of the Closing Date.

                  9.07     Escrow.

                  (a) In order to assure that the TView NTSC/Scan Conversion Video Scaling ASIC chip meets the performance criteria set forth on Schedule
1.08 (the "Performance Criteria") and in order to provide for the payment of the indemnity obligations of the Stockholders pursuant to this Section 9, at the Closing all of the FOCUS Common Stock (the "Escrow Amount") shall be deposited (or held, as appropriate) by FOCUS into an account (the "Escrow Account") administered by ChaseMellon Shareholders Services, L.L.C. as escrow agent (the "Escrow Agent") until such time as the Performance Criteria are met (the "Escrow Release Date"). The Stockholders hereby agree and acknowledge that the delivery of such amount to the Escrow Agent shall constitute the delivery of such amount to the Stockholders for purposes of Section 1.05 of this Agreement, for all purposes under applicable Delaware law and for all other purposes hereunder. The Escrow Agent shall hold the Escrow Account in accordance with the provisions of the Escrow Agreement. On the Escrow Release Date the Focus Common Stock shall be transferred by the Escrow Agent to the Stockholders' Representative for payment to the Stockholders in accordance with the provisions of Section 1.08.

                  (b) In the event there is, at any time prior to the Escrow Release Date, an award of an arbitrator, in accordance with the provisions of
Section 10.03 hereof, of a claim under this Section 9, the award shall be satisfied from the FOCUS Common Stock held by the Escrow Agent. For purposes of valuing the FOCUS Common Stock in connection with any such arbitration award, each share of FOCUS Common Stock held in escrow will be valued at the closing price for the FOCUS Common Stock as reported on NASDAQ or other exchange.

         10.      Dispute Resolution

                  10.01 General. In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 10.

                  10.02 Consent of the Parties. In the event of any dispute between the parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, the dispute will be submitted to arbitration in accordance with Subsection 10.03 hereof.

                  10.03  Arbitration.

                           (a) Either FOCUS or the Surviving Corporation, on the
one hand, or the Stockholders' Representative, on the other hand, may submit any matter referred to in Subsection 10.02 hereof to arbitration by notifying the other party hereto and the Escrow Agent, in writing, of such dispute. Within 10 days after receipt of such notice, FOCUS or the Surviving Corporation, as the case may be, and the Stockholders' Representative shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties hereto cannot agree on an arbitrator within such 10- day period, the arbitrator shall be selected by the American Arbitration Association. The arbitrator so designated shall not be an employee, consultant, officer, director or stockholder of any party hereto or any affiliate of any party to this Agreement.

                           (b)  Within  15 days  after  the  designation  of the
arbitrator, the arbitrator, FOCUS or the Surviving Corporation, as the case may be, and the Stockholders' Representative shall meet, at which time FOCUS and the Stockholders' Representative shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

                           (c) The arbitrator shall set a date for a hearing(s),
which shall be no later than 30 days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by FOCUS or the Surviving Corporation, as the case may be, and the Stockholders' Representative. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the American Arbitration Association; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

                           (d) The arbitrator  shall use his or her best efforts
to rule on each disputed issue within 30 days after the completion of the hearings described in paragraph (c) above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto and the Escrow Agent.

                           (e) The prevailing party in any arbitration  shall be
entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration. The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration.

                           (f) Any arbitration pursuant to this Subsection 10.03
shall be conducted in Boston, Massachusetts. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and commit themselves to the jurisdiction of the courts of the State of Oregon for purposes of the enforcement of any arbitration award.

         11.      Termination of Agreement

                  11.01 Termination by Lapse of Time. This Agreement shall terminate at 5:00 p.m., Boston Time, on October 15, 1996, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of TView, FOCUS and the Stockholders' Representative (whose consent shall bind each of the Stockholders).

                  11.02 Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, FOCUS shall have no further obligation or liability to the Stockholders or TView under this Agreement, and the Stockholders and TView shall have no further obligation or liability to FOCUS or FAC under this Agreement.

                  11.03 Termination by Reason of Breach. This Agreement may be terminated by the Stockholders or TView, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of FOCUS or FAC or the failure by FOCUS or FAC to perform any condition or obligation hereunder, and may be terminated by FOCUS or FAC, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Stockholders or TView or the failure of the Stockholders or TView to perform any condition or obligation hereunder.

         12.      Brokers

                  12.01 For the Stockholders and TView. Each of the Stockholders and TView represent and warrant that no person, firm or corporation has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement. The Stockholders jointly and severally agree to indemnify and hold harmless FOCUS against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Stockholders and for TView.

                  12.02 For FOCUS. FOCUS represents and warrants that no person, firm or corporation has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement. FOCUS or the Surviving Corporation, if the Closing occurs, agrees to indemnify and hold harmless the Stockholders (and TView, if the Closing does not occur) against any claims or liabilities asserted against any of them by any person acting or claiming to act as a broker or finder on behalf of FOCUS.

         13.      Notices

                  Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

               To FOCUS or the Surviving Corporation (if the Closing occurs):

                                FOCUS Enhancements, Inc.
                                142 North Road
                                Sudbury, Massachusetts  01776
                                Attn:  Thomas L. Massie, President
                                Telephone:  (508) 371-2000
                                Telecopy:   (508) 371-8474

               With a copy to:

                                Sullivan & Worcester LLP
                                One Post Office Square
                                Boston, Massachusetts  02109
                                Attn:  John A. Piccione, Esq.
                                Telephone:  (617) 338-2800
                                Telecopy:   (617) 338-2880

               To TView (if the Closing does not occur) or the Stockholders:

                                TView, Inc.
                                7853 S.W. Cirrus Drive
                                Beaverton, Oregon  97008
                                Attn:  Thomas M. Hamilton, President
                                Telephone:  (503) 520-2917
                                Telecopy:   (503) 643-8785

               With a copy to:

                                Stoel Rives LLP
                                900 SW Fifth Avenue, Suite 2300
                                Portland, Oregon  97204-1268
                                Attn:  Stephen E. Babson, Esq.
                                Telephone: (503) 224-3380
                                Telecopy: (503) 220-2480

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, or (b) three business days after being sent, if sent by registered or certified mail, postage prepaid and properly addressed as set forth above.

      14.      Successors and Assigns

               This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that FOCUS, on the one hand, and the Stockholders and TView, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that FOCUS may assign this Agreement, and its rights and obligations hereunder, to a subsidiary or affiliate of FOCUS. Any assignment in contravention of this provision shall be void.

      15.      Entire Agreement; Amendments; Attachments

               (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. FOCUS and TView, by the consent of their respective presidents, and the Stockholders' Representative may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by FOCUS, TView and the Stockholders' Representative.

               (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

      16.      Severability

               Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

      17.      Investigation of the Parties

               All representations and warranties contained herein which are made to the best knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

      18.      Expenses

               Except as otherwise expressly provided herein, FOCUS or the Surviving Corporation, on the one hand, and the Stockholders (and TView, if the Closing does not occur), jointly and severally, on the other hand, will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the transactions contemplated hereby (collectively, "Transaction Expenses"). In no event will any of the fees or expenses incurred in connection with this transaction by the Stockholders, TView or the Stockholders' Representative, including, without limitation, the fees and expenses of counsel to the Stockholders and TView, be billed to or paid by TView. TView shall provide FOCUS not later than five business days prior to the Closing with a detailed list of all Transaction Expenses incurred, or which shall be incurred prior to the Closing, by or on behalf of TView, the Stockholders or the Stockholders' Representative. In addition, the Stockholders shall provide TView with evidence at the Closing of payment by the Stockholders of all such Transaction Expenses. Each Stockholder shall be responsible for payment of all sales or transfer taxes arising out of the conveyance of the Common Stock owned by such Stockholder.

      19.      Governing Law

               This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      20.      Section Headings

               The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

      21.      Counterparts

               This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.



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                                       43

               IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as an instrument under seal on and as of the date first above written.

(Corporate Seal)                              FOCUS ENHANCEMENTS, INC.

ATTEST:

__________________________                    By:__________________________
Secretary                                        Thomas L. Massie
                                                 President



(Corporate Seal)                              FOCUS ACQUISITION CORP.

ATTEST:

__________________________                    By:__________________________
Secretary                                        Thomas L. Massie
                                                 President


(Corporate Seal)                              TVIEW, INC.

ATTEST:

__________________________                    By:__________________________
Secretary                                        Thomas M. Hamilton
                                                 President


                                              COMMON STOCKHOLDERS:


                                              _____________________________
                                              Thomas M. Hamilton, individually


                                              _____________________________
                                              Steven R. Morton, individually


                                              _____________________________
                                              Mark D. Lieberman, individually

                                              _____________________________
                                              David L. Brinker, individually

                                              ROBERT BAILEY, INC.


                                              _____________________________
                                              Robert Bailey
                                              President


                                              _____________________________
                                              Ken Boelke, individually


                                              _____________________________
                                              Brian Keith Greeney, individually


                                              _____________________________
                                              Donna Nakano, individually


                                              _____________________________
                                              Dave Schilling, individually


                                              _____________________________
                                              Carolyn Benedict, individually

                                              PREFERRED STOCKHOLDERS

                                              OLYMPIC VENTURE PARTNERS III, L.P.


                                              By:___________________________
                                                 Gerald H. Langeler
                                                 Title:

                                              SUTTER HILL VENTURES


                                              By:___________________________
                                                 David Anderson
                                                 Title:

                                             OVP III ENTREPRENEURS FUND


                                             By:___________________________
                                                Name:
                                                Title:

                                             TOW PARTNERS


                                             By:___________________________
                                                Name:
                                                Title:

                                             THE YOUNGER LIVING TRUST


                                             By:___________________________
                                                William H. Younger, Jr., Trustee

                                             ANVEST, L.P.


                                             By:___________________________
                                                Name:
                                                Title:

                                             SAUNDERS HOLDINGS, L.P.


                                             By:___________________________
                                                Name:
                                                Title:

                                             SHV M/P/T FBO David L. Anderson
                                               By:  Wells Fargo Bank, Trustee


                                             By:___________________________
                                                Name:
                                                Title:

                                             SHV M/P/T FBO Ronald L. Perkins
                                                By:  Wells Fargo Bank, Trustee


                                             By:___________________________
                                                Name:
                                                Title:


                                             _______________________________
                                             G. Leonard Baker, Jr., individually


                                             _______________________________
                                             Trenche Coxe, individually


                                             _______________________________
                                             Paul G. Lego, individually


                                             _______________________________
                                             Paul G. Koontz, individually


                                             _______________________________
                                             Sherryl W. Hossack, individually


                                             _______________________________
                                             Ken Willett, individually

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